UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2012

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Operating Officer

On February 7, 2012, CHS Inc. (the "Company") Board of Directors confirmed the appointment of John McEnroe to serve as the Company’s Executive Vice President, Country Operations. In his role, he is responsible for the division delivering agricultural inputs, energy products, grain marketing and other farm supplies to more than 55,000 producers through 65 retail businesses in 15 states. McEnroe is also responsible for the Company’s animal nutrition and sunflower processing businesses.

Mr. McEnroe joined the cooperative system in 1979 as a manager trainee in Crookston, Minn. Over the next two decades, he progressed through a variety of grain marketing and retail management positions, including being named regional director in 1984, vice president in 2000, and senior vice president of Country Operations in 2003. He represents CHS on a variety of boards including the National Cooperative Refinery Association (NCRA), CHS Capital, National Grain and Feed Association, as well as numerous CHS Country Operations partners.

There are no employment agreements with Mr. McEnroe. There are also no familial relationships or related party transactions requiring disclosure under Item 401(d) or Item 404(a), respectively, of Regulation S-K. Mr. McEnroe is eligible to participate in the following Company plans, in each case subject to the terms and conditions of such plan: Long-Term Incentive Plan, Deferred Compensation Plan, and Supplemental Executive Retirement Plan. Each of the foregoing plans is generally described in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

February 7, 2012	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer